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                                                                  Exhibit (8)(a)

                               GLOBAL CUSTODY AGREEMENT


     This AGREEMENT is effective November 1, 1991, and is between THE CHASE MANHATTAN BANK, N.A. (the "Bank") and The Galaxy Fund, a Massachusetts business trust (the "Customer").

     WHEREAS, the parties desire to arrange for the custody of the assets of certain portfolios of the Customer by the Bank and by foreign banks, selected by the Bank on behalf of the Customer with the Customer's approval, acting as the Customer's foreign custodians.

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the Bank and the Customer hereby agree as follows:

1.   CUSTOMER ACCOUNTS.

     The Bank agrees to establish and maintain the following accounts ("Accounts"):

          (a) One or more custody accounts (singly, a "Custody Account" and collectively, the "Custody Accounts") for any and all stocks, shares, bonds, debentures, notes, mortgages or other obligations for the payment of money, bullion, coin and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same or evidencing or representing any other rights or interests therein and other similar property whether certificated or uncertificated as may be received by the Bank or its Subcustodian (as defined in Section 3) for the account of the Customer's portfolios ("Securities"); and

     (b) One or more deposit accounts (singly, a "Deposit Account" and collectively, the "Deposit Accounts") for any and all cash in any currency received by the Bank or its Subcustodian for the account of the Customer's portfolios, which cash shall not be subject to withdrawal by draft or check.

     The Customer warrants its authority to: 1) deposit the cash and securities ("Assets") received in the Accounts and 2) give Instructions (as defined in
Section 11) concerning the Accounts.

     Upon written agreement between the Bank and the Customer, additional Accounts may be established and separately accounted for as additional Accounts under the terms of this Agreement.

     (c) The Bank shall, upon receipt of Instructions, establish and maintain a segregated account or accounts on its records for

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and on behalf of the Customer, into which account or accounts may be transferred cash and/or securities, including securities in the Book-Entry System (defined in Section 3A below) (i) for the purposes of compliance by the Customer with the procedures required by a securities or options exchange, and (ii) for other proper corporate purposes, but only, in the case of clause (ii), upon receipt of Instructions in writing.

     (d) The Bank may enter into separate custodial agreements with various futures commission merchants ("FCMs") that the Customer uses (each an "FCM Procedural Agreement"), pursuant to which the Customer's margin deposits in any transactions involving futures contracts and options on futures contracts will be held by the Bank in accounts (each an "FCM Account") subject to the disposition by the FCM involved in such contracts in accordance with the customer contract between FCM and the Fund, SEC rules governing such segregated accounts, CFTC rules and the rules of the applicable commodities exchange. Such FCM Procedural Agreements shall only be entered into upon receipt of Instructions from the Customer which state that (i) a customer agreement between the FCM and the Customer has been entered into; and (ii) the Customer is in compliance with all the rules and regulations of the CFTC. Transfers of initial margin shall be made into an FCM Account only upon Instructions in writing; transfers of premium and variation margin may be made into an FCM Account pursuant to oral Instructions. Transfers of funds from an FCM Account to the FCM for which the Bank holds such an account may only occur upon certification by the FCM to the Bank that pursuant to the FCM Procedural Agreement and the contract between the Bank and the FCM, all conditions precedent to its right to give the Bank such instructions have been satisfied.

2.   MAINTENANCE OF SECURITIES AND CASH AT BANK AND SUBCUSTODIAN LOCATIONS.

     Unless Instructions specifically require another location acceptable to the
Bank:

     (a) Securities will be held in the country or other jurisdiction in which the principal trading market for such Securities is located, where such Securities are to be presented for payment or where such Securities are acquired; and

     (b) Cash will be credited to an account in a country or other jurisdiction in which such cash may be legally deposited or is the legal currency for the payment of public or private debts.

     Cash may be held pursuant to Instructions in either interest or non-interest bearing accounts as may be available for the particular currency. To the extent Instructions are issued and the Bank can comply with such Instructions, the Bank is


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authorized to maintain cash balances on deposit for the Customer with itself or one of its affiliates at such reasonable rates of interest as may from time to time be paid on such accounts, or in non-interest bearing accounts as the Customer may direct, if acceptable to the Bank.

3.   SUBCUSTODIANS AND SECURITIES DEPOSITORIES.

     The Bank may act under this Agreement through the subcustodians listed in Schedule A of this Agreement with which the Bank has entered into subcustodial agreements ("Subcustodians"). The Customer authorizes the Bank to hold Assets in the Accounts in accounts which the Bank has established with one or more of its branches or Subcustodians. The Bank and Subcustodians are authorized to hold any of the Securities in their account with any securities depository in which they participate.

     The Bank reserves the right to add new, replace or remove Subcustodians. The Customer will be given reasonable notice by the Bank of any amendment to Schedule A. Upon request by the Customer, the Bank will identify the name, address and principal place of business of any Subcustodian of the Customer's Assets and the name and address of the governmental agency or other regulatory authority that supervises or regulates such Subcustodian.

3A.  USE OF BOOK-ENTRY SYSTEM.

     The Customer shall deliver to the Bank a certified resolution of the Board of Trustees of the Customer approving, authorizing and instructing the Bank on a continuous and on-going basis until instructed to the contrary by Instructions actually received by the Bank (i) to deposit in the Book-Entry System (defined below) all securities of the Customer eligible for deposit therein and (ii) to utilize the Book-Entry System to the extent possible in connection with settlements of purchases and sales of securities by the Customer, and deliveries and returns of securities collateral in connection with borrowings. Without limiting the generality of such use, it is agreed that the following provisions shall apply thereto:

     (a) Securities and any cash of the Customer deposited in the Book-Entry System will at all times be segregated from any assets and cash controlled by the Bank in other than a fiduciary or custodian capacity but may be commingled with other assets held in such capacities. The Bank and its Subcustodians will pay out money only upon receipt of securities and will deliver securities only upon the receipt of money unless otherwise instructed.


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     (b)  All books and records maintained by the Bank which relate to the
Customer's participation in the Book-Entry System will at all times during the Bank's regular business hours be open to the inspection of the Customer's duly authorized employees or agents and the Customer will be furnished with information in respect of the services rendered to it as it may reasonably require.

     (c) The Bank will provide the customer with copies of any report obtained by the Bank on the System of internal accounting control of the Book-Entry System as soon as practicable after receipt of such a report by the Bank. The Bank will also provide the Customer with such reports on its own system of internal control as the Customer may reasonably request from time to time.

     (d) As used in this Agreement, the term "Book-Entry System" means the Federal Reserve/Treasury book-entry system for United States and federal agency securities, its successor or successors and its nominee or nominees and any book-entry system maintained by a clearing agency registered with the SEC pursuant to Section 17A of the Securities and Exchange Act of 1934, use of which has been approved by resolutions adopted by the Customer's Board of Trustees.

4.   USE OF SUBCUSTODIAN.

     With respect to Assets credited to the Accounts in the custody of a
Subcustodian:

     (a) The Bank will identify such Assets on its books as belonging to the Customer.

     (b) A Subcustodian will hold such Assets together with assets belonging to other customers of the Bank in accounts identified on such Subcustodian's books as special custody accounts for the exclusive benefit of customers of the Bank.

     (c) Any Assets in the Accounts held by a Subcustodian will be subject only to the instructions of the Bank or its agent. Any Securities held in a securities depository for the account of a Subcustodian will be subject only to the instructions of such Subcustodian acting in accordance with instructions of the Bank.

     (d) Any agreement the Bank enters into with a Subcustodian for holding its customer's assets shall provide that such assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors including a receiver or trustee in bankruptcy except for safe custody or administration, and that the beneficial ownership of such assets will be freely transferable without the payment of money or value other than for safe custody or


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administration.

5.   DEPOSIT ACCOUNT TRANSACTIONS.

     (a) The Bank or its Subcustodians will make payments from the Deposit Account upon receipt of Instructions which include all information required by the Bank.

     (b) In the event that any payment to be made under this Section 5 exceeds the funds available in the Deposit Account, the Bank, in its discretion, may advance the Customer such excess amount which shall be deemed a loan payable on demand, bearing interest at the rate customarily charged by the Bank on similar loans.

     (c) If the Bank credits the Deposit Account on a payable date, or at any time prior to actual collection and reconciliation to the Deposit Account, with interest, dividends, redemptions or any other amount due, the Customer will promptly return any such amount upon oral or written notification: (i) that such amount has not been received in the ordinary course of business or (ii) that such amount was incorrectly credited. If the Customer does not promptly return any amount upon such notification, the Bank shall be entitled, upon oral or written notification to the Customer, to reverse such credit by debiting the Deposit Account for the amount previously credited. The Bank or its Subcustodian shall have no duty or obligation to institute legal proceedings, file a claim or a proof of claim in any insolvency proceeding or take any other action with respect to the collection of such amount, but may act for the Customer upon Instructions after consultation with the Customer.

6.   CUSTODY ACCOUNT TRANSACTIONS.

     (a) Securities will be transferred, exchanged or delivered by the Bank or its Subcustodian upon receipt by the Bank of Instructions which include all information required by the Bank. Settlement and payment for Securities received for, and delivery of Securities out of, the Custody Account may be made in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivery of Securities to a purchaser, dealer or their agents against a receipt with the expectation of receiving later payment and free delivery. Delivery of Securities out of the Custody Account may also be made in any manner specifically required by Instructions acceptable to the Bank.

     (b) The Bank, in its discretion, may credit or debit the Accounts on a contractual settlement date with cash or Securities


                                         -5-
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with respect to any sale, exchange or purchase of Securities.  Otherwise, such transactions will be credited or debited to the Accounts on the date cash or Securities are actually received by the Bank and reconciled to the Account.

       (i) The Bank may reverse credits or debits made to the Accounts in its discretion if the related transaction fails to settle within a reasonable period, determined by the Bank in its discretion, after the contractual settlement date for the related transaction.

      (ii) If any Securities delivered pursuant to this Section 6 are returned by the recipient thereof, the Bank may reverse the credits and debits of the particular transaction at any time.

7.   ACTIONS OF THE BANK.

     The Bank shall follow Instructions received regarding Assets held in the Accounts. However, until it receives Instructions to the contrary, the Bank will and will instruct each Subcustodian to:

     (a) Deposit all cash received by the Bank in a Deposit Account and all cash received by a Subcustodian in a deposit account maintained in the name of the Bank with the Subcustodian for credit to a Deposit Account.

     (b) Accept, open and act appropriately with respect to all mail directed to the Customer in care of the Bank or a Subcustodian.

     (c) Disclose the Customer's name, address and securities position to the issuers of securities when requested to do so by them and approved by the Customer.

     (d) Present for payment any Securities which are called, redeemed or retired or otherwise become payable and all coupons and other income items which call for payment upon presentation, to the extent that the Bank or Subcustodian is actually aware of such opportunities and hold monies received upon such presentations for credit to a Deposit Account.

     (e) Execute in the name of the Customer such ownership and other certificates as may be required to obtain payments in respect of Securities.

     (f) Exchange interim receipts or temporary Securities for definitive Securities.

     (g)  Appoint brokers and agents for any transaction


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involving the Securities, including, without limitation, affiliates of the Bank or any Subcustodian.

     (h) At least monthly and from time to time, issue statements to the Customer identifying the Assets in the Accounts. Promptly after the close of business each day, the Bank will send the Customer an advice or notification of any transfers of Assets to or from the Accounts during the said day. Such statements, advice or notifications shall indicate the identity of the entity having custody of the Assets. Unless the Customer sends the Bank a written exception or objection to the contents of any Bank statement within sixty (60) days of receipt, the Customer shall be deemed to have approved such statement. In such event, or where the Customer has otherwise approved any such statement, the Bank shall, to the extent permitted by law, be released, relieved and discharged with respect to all matters set forth in such statement or reasonably implied therefrom as though it had been settled by the decree of a court of competent jurisdiction in an action where the Customer and all persons having or claiming an interest in the Customer or the Customer's Accounts were parties.

     (i) At such times reasonably requested by the Customer (it is agreed that annual requests are reasonable), provide information with respect to the Subcustodians including, but not limited to, information regarding corporate structure and capital adequacy.

     (j) Promptly provide the Customer with notice of any significant amendment of any subcustodian agreement pursuant to which the assets of the Customer are held.

     (k) Promptly notify the Customer if, to the Bank's knowledge, any Subcustodian ceases to be an "Eligible Foreign Custodian" within the meaning of paragraph (c)(2) of Rule 17f5 under the Investment Company Act of 1940 (or any successor provision).

     All collections of funds or other property paid or distributed in respect of Securities in the Custody Account shall be made at the risk of the Customer. The Bank shall have no liability for any loss occasioned by delay in the actual receipt of notice by the Bank or by its Subcustodians of any payment, redemption or other transaction regarding Securities in the Custody Account in respect of which the Bank has agreed to take any action under this Agreement.

8.   CORPORATE ACTIONS; PROXIES.

     Whenever the Bank receives information concerning the Securities which requires discretionary action by the beneficial


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owner of the Securities (other than a proxy), such as subscription rights, bonus issues, stock repurchase plans and rights offerings, or legal notices or other material intended to be transmitted to securities holders ("Corporate Actions"), the Bank will:

     (a) Give the Customer notice of such Corporate Actions to the extent that the Bank's central corporate actions department has actual knowledge of a Corporate Action in time to notify its customers.

     (b) Take such steps as may reasonably be necessary to secure or otherwise prevent the loss of rights relating to any Securities; PROVIDED that it shall be understood that the timely monitoring of investment data provided by a recognized international investment data service by the Bank will be deemed to fulfill the Bank's obligations under this Section 8(b); and further PROVIDED that the Bank acts promptly in respect thereof.

     When a rights entitlement or a fractional interest resulting from a rights issue, stock dividend, stock split or similar Corporate Action is received which bears an expiration date, the Bank will endeavor to obtain Instructions from the Customer or its Authorized Person, but if Instructions are not received in time for the Bank to take timely action, or actual notice of such Corporate Action was received too late to seek Instructions, the Bank is authorized to sell such rights entitlement or fractional interest and to credit the Deposit Account with the proceeds or take any action it deems, in good faith, to be appropriate in which case it shall be held harmless for any such action.

     The Bank will deliver proxies to the Customer or its designated agent pursuant to special arrangements which may have been agreed to in writing. Such proxies shall be executed in the appropriate nominee name relating to Securities in the Custody Account registered in the name of such nominee but without indicating the manner in which such proxies are to be voted; and where bearer Securities are involved, proxies will be delivered in accordance with Instructions.

9.   NOMINEES.

     Securities which are ordinarily held in registered form may be registered in a nominee name of the Bank. Subcustodian or securities depository, as the case may be. The Bank may without notice to the Customer cause any such Securities to cease to be registered in the name of any such nominee and to be registered in the name of the Customer. In the event that any Securities registered in a nominee name are called for partial redemption by the issuer, the Bank may allot the called portion to the respective beneficial holders of such class of security in any


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manner the Bank deems to be fair and equitable.  The Customer agrees to hold the
Bank, Subcustodians, and their respective nominees harmless from any liability arising directly or indirectly from their status as a mere record holder of Securities in the Custody Account.

10.  AUTHORIZED PERSONS.

     As used in this Agreement, the term "Authorized Person" means employees or agents including investment managers as have been designated in resolutions of the Board of Trustees of the Customer, certified to the Bank from time to time by the Customer's Secretary or Assistant Secretary, to act on behalf of the Customer under this Agreement. Such persons shall continue to be Authorized Persons until such time as the Bank receives Instructions from the Customer that any such employee or agent is no longer an Authorized Person.

11.  INSTRUCTIONS.

     The term "Instructions" means instructions of any Authorized Person received by the Bank, via telephone, telex, TWX, facsimile transmission, bank wire or other teleprocess or electronic instruction or trade information system acceptable to the Bank which the Bank believes in good faith to have been given by Authorized Persons or which are transmitted with proper testing or authentication pursuant to terms and conditions which the Bank may specify. Unless otherwise expressly provided, all Instructions shall continue in full force and effect until cancelled or superseded.

     Any Instructions delivered to the Bank by telephone shall promptly thereafter be confirmed in writing by an Authorized Person (which confirmation may bear the facsimile signature of such Person), but the Customer will hold the Bank harmless for the failure of an Authorized Person to send such confirmation in writing, the failure of such confirmation to conform to the telephone instructions received or the Bank's failure to produce such confirmation at any subsequent time. The Bank may electronically record any Instructions given by telephone, and any other telephone discussions with respect to the Custody Account. The Customer shall be responsible for safeguarding any testkeys, identification codes or other security devices which the Bank shall make available to the Customer or its Authorized Persons.

12.  STANDARD OF CARE; LIABILITIES.

     (a) The Bank shall be responsible for the performance of only such duties as are set forth in this Agreement or expressly contained in Instructions which are consistent with the


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provisions of this Agreement as follows:

       (i) The Bank will use reasonable care with respect to its obligations under this Agreement and the safekeeping of Assets. The Bank shall be liable to the Customer for any loss which shall occur as the result of the failure of a Subcustodian to exercise reasonable care with respect to the safekeeping of such Assets to the same extent that the Bank would be liable to the Customer if the Bank were holding such Assets in New York. In the event of any loss to the Customer by reason of the failure of the Bank or its Subcustodian to utilize reasonable care, the Bank shall be liable to the Customer only to the extent of the Customer's direct damages plus interest at the Fed Funds rate of interest from the date of the loss, to be determined based on the market value of the property which is the subject of the loss at the date of discovery of such loss and without reference to any special conditions or circumstances.

      (ii) The Bank will not be responsible for any act, omission, default or for the solvency of any broker or agent which it or a Subcustodian appoints unless such appointment was made negligently or in bad faith.

     (iii) The Bank shall be indemnified by, and without liability to the Customer for any action taken or omitted by the Bank whether pursuant to Instructions or otherwise within the scope of this Agreement if such act or omission was in good faith, without negligence. In performing its obligations under this Agreement, the Bank may rely on the genuineness of any document which it believes in good faith to have been validly executed.

      (iv) The Customer agrees to pay for and hold the Bank harmless from any liability or loss resulting from the imposition or assessment of any taxes or other governmental charges, and any related expenses with respect to income from or Assets in the Accounts.

       (v) The Bank shall be entitled to rely, and may act, upon the advice of counsel (who may be counsel for the Customer) on all matters and shall be without liability for any action reasonably taken or omitted pursuant to such advice.


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

     (vi) The Bank need not maintain any insurance for the benefit of the Customer.

     (vii) Without limiting the foregoing, the Bank shall not be liable for any loss which results from: 1) the general risk of investing, or 2) investing or holding Assets in a particular country including, but not limited to, losses resulting from nationalization, expropriation or other governmental actions; regulation of the banking or securities industry; currency restrictions, devaluations or fluctuations; and market conditions which prevent the orderly execution of securities transactions or affect the value of Assets.

     (viii) Neither party shall be liable to the other for any loss due to forces beyond their control including, but not limited to strikes or work stoppages, acts of war or terrorism, insurrection, revolution, nuclear fusion, fission or radiation, or acts of God.

     (b)  Consistent with and without limiting the first paragraph of this
Section 12, it is specifically acknowledged that the Bank shall have no duty or responsibility to:

     (i) question Instructions or make any suggestions to the Customer or an Authorized Person regarding such Instructions;

     (ii) supervise or make recommendations with respect to investments or the retention of Securities;

     (iii) advise the Customer or an Authorized Person regarding any default in the payment of principal or income of any security other than as provided in Section 5(c) of this Agreement;

     (iv) evaluate or report to the Customer or an Authorized Person regarding the financial condition of any broker, agent or other party to which Securities are delivered or payments are made pursuant to this Agreement; and

     (v) review or reconcile trade confirmations received from brokers. The Customer or its Authorized Persons (as defined in Section 10) issuing Instructions shall bear any responsibility to review such confirmations against Instructions issued to and statements issued by the Bank.

     (c) The Customer authorizes the Bank to act under this Agreement notwithstanding that the Bank or any of its divisions or affiliates may have a material interest in a transaction, or circumstances are such that the Bank may have a potential conflict of duty or interest including the fact that the Bank or any of its affiliates may provide brokerage services to other customers, act as financial advisor to the issuer of Securities, act as a lender to the issuer of Securities, act in the same transaction as agent for more than one customer, have a material interest in the issue of Securities, or earn profits from any of the activities listed herein.

13.  FEES AND EXPENSES.

     The Customer and the Bank hereby agree that (i) 440 Financial Group of Worcester, Inc. ("440 Financial"), the Customer's administrator, shall be responsible for the payment of all fees and out-of-pocket or incidental expenses charged by the Bank for its services under this Agreement and (ii) the Customer shall have no obligation with respect to the payment of such fees and expenses.

14.  MISCELLANEOUS.

     (a) FOREIGN EXCHANGE TRANSACTIONS. To facilitate the administration of the Customer's trading and investment activity, the Bank is authorized, at the request of the Customer, which may include standing instructions, to enter into spot or forward foreign exchange contracts with the Customer or an Authorized Person for the Customer and may also provide foreign exchange through its subsidiaries, affiliates or Subcustodians. Instructions, including standing instructions, may be issued with respect to such contracts but the Bank may establish rules or limitations concerning any foreign exchange facility made available. In all cases where the Bank, its subsidiaries, affiliates or Subcustodians enter into a foreign exchange contract related to Accounts, the terms and conditions of the then current foreign exchange contract of the Bank, its subsidiary, affiliate or Subcustodian and, to the extent not inconsistent, this Agreement shall apply to such transaction.

     (b) CERTIFICATION OF RESIDENCY, ETC. The Customer certifies that it is a resident of the United States and agrees to notify the Bank of any changes in residency. The Bank may rely upon this certification or the certification of such other facts as may be required to administer the Bank's obligations under this Agreement. The Customer will indemnify the Bank against all losses, liability, claims or demands arising directly or indirectly from any such certifications.


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

     (c) ACCESS TO RECORDS. The Bank shall allow the Customer's independent public accountant reasonable access to the records of the Bank relating to the Assets as is required in connection with their examination of books and records pertaining to the Customer's affairs. Subject to restrictions under applicable law, the Bank shall also obtain an undertaking to permit the Customer's independent public accountants reasonable access to the records of any Subcustodian which has physical possession of any Assets as may be required in connection with the examination of the Customer's books and records.

     (d) GOVERNING LAW; SUCCESSORS AND ASSIGNS. This Agreement shall be governed by the laws of the State of New York and shall not be assignable by either party, but shall bind the successors in interest of the Customer and the Bank.

     (e) ENTIRE AGREEMENT; APPLICABLE RIDERS. Customer represents that the Assets deposited in the Accounts are (Check one):

               Employee Benefit Plan or other assets subject to the Employment
     -----     Retirement Income Security Act of 1974, as amended ("ERISA");

       X       Mutual Fund assets subject to certain Securities and Exchange
     -----     Commission ("SEC") rules and regulations;

               Neither of the above.
     -----

     This Agreement consists exclusively of this document together with Schedule A, Exhibits [ - _______ and the following Rider(s) (Check applicable rider(s)]:

               ERISA
     -----

       X       MUTUAL FUND
     -----

               SPECIAL TERMS AND CONDITIONS
     -----

     There are no other provisions of this Agreement and this Agreement supersedes any other agreements, whether written or oral, between the parties. Any amendment to this Agreement must be in writing, executed by both parties.

     (f) SEVERABILITY. In the event that one or more provisions of this Agreement are held invalid, illegal or enforceable in any respect on the basis of any particular circumstances or in any jurisdiction, the validity, legality and enforceability of such provision or provisions under other circumstances or in other jurisdictions and of the remaining provisions will not in any way be affected or impaired.

     (g) WAIVER. Except as otherwise provided in this Agreement, no failure or delay on the part of either party in exercising any power or right under this Agreement operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercises, or the exercise of any other power or right. No waiver by a party of any provision of this Agreement, or waiver of any breach or default, is effective unless in writing and signed by the party against whom the waiver is to be enforced.

     (h) NOTICES. All notices under this Agreement shall be effective when actually received. Any notices or other communications which may be required under this Agreement are to be sent to the parties at the following addresses or such other addresses as may subsequently be given to the other party in writing:

          Bank:          The Chase Manhattan Bank, N.A.
                         1211 Avenue of the Americas 39th Fl.
                         New York, NY  10036
                         Attention:  Global Custody Division
                         or telex:
                                   --------------------------

          Customer:      The Galaxy Fund
                         440 Lincoln Street
                         Worcester, MA  01605-1959
                         Attn:  Legal Counsel
                         or telex:
                                   --------------------------


     (i) TERMINATION. This Agreement may be terminated by the Customer or the Bank by giving sixty (60) days written notice to the other, provided that such notice to the Bank shall specify the names of the persons to whom the Bank shall deliver the Assets in the Accounts. If notice of termination is given by the Bank, the Customer shall, within sixty (60) days following receipt of the notice, deliver to the Bank Instructions specifying the names of the persons to whom the Bank shall deliver the Assets. In either case the Bank will deliver the Assets to the persons so specified.

     If within sixty (60) days following receipt of a notice of termination by the Bank, the Bank does not receive Instructions from the Customer specifying the names of the persons to whom the Bank shall deliver the Assets, the Bank, at its election, may deliver the Assets to a bank or trust company doing business in the State of New York to be held and disposed of pursuant to the provisions of this Agreement, or to Authorized Persons, or may continue to hold the Assets until Instructions are provided to the Bank. The obligations of the parties hereto regarding indemnities shall survive the termination of this Agreement.

     (j) RELEASES. The name "The Galaxy Fund" and "Trustees of the Galaxy Fund" refer respectively to the Trust created and the Trustee, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated March 31, 1986, which is hereby referred to and a copy of which is on file at the Office of the State Secretary of the Commonwealth of Massachusetts and at the principal Office of the Trust. The obligations of "The Galaxy Fund" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the Trust Property, and all persons dealing with any class of shares of the Trust must look solely to the Trust Property belonging to such class for the enforcement of any claims against the Trust.



                         CUSTOMER



                         By: /s/ John T. O'Neill
                             ----------------------------------
                                             Title President


                         THE CHASE MANHATTAN BANK, N.A.



                         By: /s/ illegible
                             ----------------------------------
                                             Title

STATE OF Rhode Island )

                    :    ss.

COUNTY OF             )



     On this         day of November, 1991 before me personally came John T.
O'Neill, to me known, who being by me duly sworn, did depose and say that he/she resides in East Greenwich R.I. at
illegible                ;
that he/she is President     of The Galaxy Fund   , the entity described in and
which executed the foregoing instrument; that he/she knows the seal of said entity, that the seal affixed to said instrument is such seal, that it was so affixed by order of said entity, and that he/she signed his/her name thereto by like order.


                         /s/ John T. O'Neill
                         --------------------------------

Sworn to before me this 19th

day of Nov., 1991.

/s/ illegible
-----------------------
          Notary

STATE OF NEW YORK             )

                              :    ss.

COUNTY OF NEW YORK            )


     On this 14th day of November, 1991, before me personally came
Nicholas V. Leone, to me known, who being by me duly sworn, did depose and say that he/she resides in Bellrose, New York at 15 Michigan Road; that he/she is a Vice President of THE CHASE MANHATTAN BANK, (National Association), the corporation described in and which executed the foregoing instrument; that he/she knows the seal of said corporation, that the seal affixed to said instrument is such corporate seal, that it was so affixed by order of the Board of Directors of said corporation, and that he/she signed his/her name thereto by like order.

                                  ----------------------------------

Sworn to before me this 14th

day of November, 1991.


/s/ Dorothy Ferri
----------------------------
          Notary

                    Mutual Fund Rider to Global Custody Agreement
                      Between The Chase Manhattan Bank, N.A. and
                              The Galaxy Fund, effective
                                   November 1, 1991


     Customer represents that the Assets being placed in the Bank's custody are subject to the Investment Company Act of 1940 (the "Act"), as the same may be amended from time to time.

     Except to the extent that the Bank has specifically agreed to comply with a condition of a rule, regulation, interpretation promulgated by or under the authority of the SEC or the Exemptive Order applicable to accounts of this nature issued to the Bank (Investment Company Act of 1940, Release No. 12053, November 20, 1981), as amended, or unless the Bank has otherwise specifically agreed, the Customer shall be solely responsible to assure that the maintenance of Assets under this Agreement complies with such rules, regulations, interpretations or exemptive order promulgated by or under the authority of the Securities Exchange Commission.

     The following modifications are made to the Agreement:

     Section 3.     SUBCUSTODIANS AND SECURITIES DEPOSITORIES.

     Add the following language to the end of Section 3:

The terms Subcustodian and securities depositories as used in this Agreement shall mean a branch of a qualified U.S. bank, an eligible foreign custodian or an eligible foreign securities depository, which are further defined as follows:

(a) "qualified U.S. Bank" shall mean a qualified U.S. bank as defined in Rule 17f-5(c)(3) under the Investment Company Act of 1940;

(b) "eligible foreign custodian" shall mean (i) a banking institution or trust company incorporated or organized under the laws of a country other than the United States that is regulated as such by that country's government or an agency thereof and that has shareholders' equity in excess of $200 million in U.S. currency (or a foreign currency equivalent thereof), (ii) a majority owned direct or indirect subsidiary of a qualified U.S. bank or bank holding company that is incorporated or organized under the laws of a country other than the United States and that has shareholders' equity in excess of $100 million in U.S. currency (or a foreign currency equivalent thereof), (iii) a banking institution or trust company incorporated or organized under the laws of a country other than the United States or a majority owned direct or indirect subsidiary of a qualified U.S.

bank or bank holding company that is incorporated or organized under the laws of a country other than the United States which has such other qualifications as shall be specified in Instructions and approved by the Bank; or (iv) any other entity that shall have been so qualified by exemptive order, rule or other appropriate action of the SEC; and

(c) "eligible foreign securities depository" shall mean a securities depository or clearing agency, incorporated or organized under the laws of a country other than the United States, which operates (i) the central system for handling securities or equivalent book-entries in that country, (ii) a transnational system for the central handling of securities or equivalent book-entries, or
(iii) any entity that shall have been so qualified by exemptive order, rule or other appropriate action of the SEC.

     The Customer represents that its Board of Directors has approved each of the Subcustodians listed in Schedule A to this Agreement and the terms of the standard form of subcustody agreement between the Bank and its Subcustodians and further represents that its Board has determined that the use of each Subcustodian and the terms of the standard form of subcustody agreement are consistent with the best interests of the Customer and its shareholders. The Bank will supply the Customer with any amendment to Schedule A for approval.
The Customer has supplied or will supply the Bank with certified copies of its Board of Directors resolution(s) with respect to the foregoing prior to placing Assets with any Subcustodian so approved.

     Section 11.    INSTRUCTIONS.

     Add the following language to the end of Section 11:

     Deposit Account Payments and Custody Account Transactions made pursuant to
     Section 5 and 6 of this Agreement may be made only for the purposes listed below. Instructions must specify the purpose for which any transaction is to be made and Customer shall be solely responsible to assure that Instructions are in accord with any limitations or restrictions applicable to the Customer by law or as may be set forth in its prospectus.

     (a) In connection with the purchase or sale of Securities at prices as confirmed by Instructions;

     (b) When Securities are called, redeemed or retired, or otherwise become payable;

     (c) In exchange for or upon conversion into other securities alone or other securities and cash pursuant to any plan of merger, consolidation, reorganization, recapitalization or readjustment;

     (d) Upon conversion of Securities pursuant to their terms into other securities;

     (e) Upon exercise of subscription, purchase or other similar rights represented by Securities;

     (f) For the payment of interest, taxes, management or supervisory fees, distributions or operating expenses on behalf of the Customer;

     (g) In connection with any borrowings by the Customer requiring a pledge of Securities, but only against receipt of amounts borrowed;

     (h) In connection with any loans, but only against receipt of adequate collateral as specified in Instructions which shall reflect any restrictions applicable to the Customer;

     (i) For the purpose of redeeming shares of the capital stock of the Customer and the delivery to, or the crediting to the account of, the Bank, its Subcustodian or the Customer's transfer agent, such shares to be purchased or redeemed;

     (j) For the purpose of redeeming in kind shares of the Customer against delivery to the Bank, its Subcustodian or the Customer's transfer agent of such shares to be so redeemed;

     (k) For delivery in accordance with the provisions of any agreement among the Customer, the Bank and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Customer.

     (l) For release of Securities to designated brokers under covered call options, provided, however, that such Securities shall be released only upon payment to the Bank of monies for the premium due and a receipt for the Securities which are to be held in escrow. Upon exercise of the option, or at expiration, the Bank will receive from brokers the Securities previously deposited. The Bank will act strictly in accordance with Instructions in the delivery of Securities to be held in escrow and will have no responsibility or liability for any such Securities which are not returned promptly when due other than to make proper request for such return;

     (m) For spot or forward foreign exchange transactions to facilitate security trading, receipt of income from Securities or related transactions;

     (n) For other proper purposes as may be specified in Instructions issued by an officer of the Customer which shall include a statement of the purpose for which the delivery or payment is to be made, the amount of the payment or specific Securities to be delivered, the name of the person or persons to whom delivery or payment is to be made, and a certification that the purpose is a proper purpose under the instruments governing the Customer; and

     (o)  Upon the termination of this Agreement as set forth in Section 14(i).

     Section 12.    STANDARD OF CARE; LIABILITIES.

     Add the following subsection (c) to Section 12:

     (c) The Bank hereby warrants to the Customer that in its opinion, after due inquiry, the established procedures to be followed by each of its branches, each branch of a qualified U.S. bank, each eligible foreign custodian and each eligible foreign securities depository holding the Customer's Securities pursuant to this Agreement afford protection for such Securities at least equal to that afforded by the Bank's established procedures with respect to similar securities held by the Bank and its securities depositories in New York.

     Section 14.    ACCESS TO RECORDS.

     Add the following language to the end of Section 14(c):

     Upon reasonable request from the Customer, the Bank shall furnish the Customer such reports (or portions thereof) of the Bank's system of internal accounting controls applicable to the Bank's duties under this Agreement. The Bank shall endeavor to obtain and furnish the Customer with such similar reports as it may reasonably request with respect to each Subcustodian and securities depository holding the Customer's assets.

                                       JOINDER





440 Financial Group of Worcester, Inc. hereby joins in the foregoing Global Custody Agreement between The Galaxy Fund and The Chase Manhattan Bank, N.A. effective as of November 1, 1991 for the sole purpose of and in connection with its obligations contained in Section 13 thereof.



                         440 FINANCIAL GROUP OF WORCESTER, INC.



                         By: /s/ illegible
                             ----------------------------------


                         Title Vice President
                             ----------------------------------